As filed with the Securities and Exchange Commission on April 30, 2002.

                                                               File No. 811-6647
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 13


                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                             GROWTH STOCK PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017
                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 614-766-7000


      Wesley F. Hoag, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)


                                    Copy to:
                                 James B. Craver
                                125 Summer Street
                             Boston, MA 02110-1624
================================================================================

                                EXPLANATORY NOTE

     This Amendment to the Registration Statement of Growth Stock Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
----------------------------------------------------------------------------
          RISKS.
          ------

     Growth Stock Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio's investment adviser and investment subadviser are Meeder Asset Management, Inc. (the "Manager" or "Adviser"), formerly known as R. Meeder & Associates, Inc., and Sector Capital Management, L.L.C. (the "Subadviser"), respectively. The Portfolio seeks growth of capital. To pursue this goal, the Portfolio invests in a diversified portfolio of domestic common stocks with greater than average growth characteristics selected primarily from the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"). Current income is not a primary objective. Normally, at least 80% of the Portfolio's total assets will be invested in domestic common stocks and at least 65% of the Portfolio's total assets will be invested in growth stocks. At least 70% of the assets of the Portfolio's assets invested in common stocks will be invested in S&P 500 stocks.

     The Portfolio consists of investment portfolios representing each of the industry sectors (identified by the Subadviser) comprising the S&P 500: utilities, transportation, consumer durables, consumer non-durables, energy, goods and services, finance, technology and health. The assets of the Portfolio will be allocated to each of these industry sectors in approximately the same proportion as these industry sectors are represented in the S&P 500 on a market capitalization-weighted basis.

     The assets of the Portfolio representing each of these industry sectors are managed by one or more separate investment advisers.

     The Portfolio may invest in "traditional" derivatives, such as financial futures contracts and related options as a hedge against changes, resulting from market conditions, in the value of securities held or intended to be held by the Portfolio.

     Under normal conditions, at least 80% of the Portfolio's total assets will be invested in domestic common stocks and at least 65% of the Portfolio's total assets will be invested in growth stocks.

     The manager selects for the Portfolio common stocks from all domestic publicly traded common stocks; however, at least 70% of the assets of the Portfolio invested in common stocks will be invested in common stocks which are included in the S&P 500.

     The Portfolio consists of investment portfolios representing each of the industry sectors (identified by the Portfolio's subadviser) comprising the S&P
500. The assets of the Portfolio will be allocated to each of these industry sectors in approximately the same proportion as these industry sectors are represented in the S&P 500 on a market capitalization-weighted basis. The subadviser continuously reviews the representation of the industry sectors in the S&P 500 and continuously groups domestic publicly traded common stocks into a specific industry sector.

     The Portfolio Subadviser compares the total market value of the common stocks in each industry sector of the S&P 500 to the total market value of all common stocks in the S&P 500 to determine each industry sector's weighting in the S&P 500. If the weighting of any industry sector in the Portfolio varies from the weighting on a market-capitalization basis of that industry sector in the S&P 500 at the end of any month, the Portfolio Subadviser will reallocated the amount of assets in the Portfolio allocated to that industry sector. The Subadviser may reallocate more frequently than monthly if it chooses to do so in its sole discretion. These reallocations may cause additional transaction costs to the extent that securities may be sold as part of such reallocations.

     The assets of the Portfolio representing each of these industry sectors are managed on a discretionary basis by one or more separate investment advisers (the "Sector Advisers") selected by the Portfolio Subadviser. The Portfolio Subadviser's selection of Sector Advisers is reviewed and approved by the trustees of the Portfolio.

     Assets of the Portfolio representing each of the industry sectors are managed by one or more Sector Advisers. However, if an advisory agreement between the Sector Advisor and the Portfolio is terminated leaving no Sector Adviser to manage the assets of the Portfolio representing an industry sector, the Subadviser will, upon termination and until a new Sector Adviser were selected, manage and "index" the assets of the Portfolio representing its industry sector by selling any stocks representing the industry sector that are not included in the S&P 500 and investing the assets comprising the industry sector in S&P 500 stocks identified by the Portfolio's Subadviser as belonging to that industry sector in the same proportion as those stocks are represented in the S&P 500 on a market capitalization-weighted basis.

     Each Sector Adviser is limited to the list of companies identified by the Subadviser which represents the Sector Adviser's specific industry sector. Each Sector Adviser then selects those common stocks which, in its opinion, best represent the industry sector the Sector Adviser has been assigned. In selecting securities for the Portfolio, the Sector Advisers evaluate factors believed to be favorable to long-term growth of capital including specific financial characteristics of the issuer such as historical earnings growth, sales growth, profitability and return on equity. The Sector Advisers also analyze the issuer's position within its industry sector as well as the quality and experience of the issuer's management.

     Up to 20% of the Portfolio's assets may be invested in temporary defensive investments such as money market instruments and investment grade bonds. See "Additional Investment Policies - Money Market Instruments and Bonds." The Portfolio may purchase stock index futures contracts and related options. See "Additional Investment Policies - Hedging Strategies and Option Strategies". Up to 5% of the total assets of the Portfolio may be invested in American Depositary Receipts.

ADDITIONAL INVESTMENT POLICIES

MONEY MARKET INSTRUMENTS AND BONDS

     When investing in money market instruments or bonds, the Portfolio will limit its purchases to the following securities:

     o    U.S.  Government   Securities  and  Securities  of  its  Agencies  and
Instrumentalities.

     o    Bank Obligations and Instruments Secured Thereby.

     o High Quality Commercial Paper -- The Portfolio may invest in commercial paper rated no lower than "A-2" by Standard & Poor's Corporation or "Prime-2" by Moody's Investors Services, Inc., or, if not rated, issued by a company having an outstanding debt issue rated at least A by Standard & Poor's or Moody's.

     o Private Placement Commercial Paper -- unregistered securities which are traded in public markets to qualified institutional investors, such as the Portfolio.

     o High Grade Corporate Obligations -- obligations rated at least A by Standard & Poor's or Moody's.

     o Repurchase Agreements Pertaining to the Above -- The Portfolio may invest in any of the above securities subject to repurchase agreements with any Federal Reserve reporting dealer or member bank of the Federal Reserve System. Repurchase agreements usually are for short periods, such as one week or less, but could be longer. The Portfolio will not invest more than 10% of its assets, at time of purchase, in repurchase agreements which mature in excess of seven days or in other illiquid or not readily marketable securities.

HEDGING STRATEGIES

     The Portfolio may engage in hedging transactions in carrying out its investment policies. A hedging program may be implemented for the following reasons: (1) To gain equity market exposure for unallocated and uninvested cash balances of the Portfolio; (2) To protect the value of specific securities owned or intended to be purchased while the Investment Adviser, Subadviser or a Sector Adviser is implementing a change in the Portfolio's investment position; (3) To protect portfolio values during periods of extraordinary risk without incurring transaction costs associated with buying or selling actual securities; and (4) To utilize the "designated hedge" provisions of Subchapter M of the Internal Revenue Code as a permitted means of avoiding taxes that would otherwise have to be paid on gains from the sale of portfolio securities.

     A hedging program involves entering into an "option" or "futures" transaction in lieu of the actual purchase or sale of securities. At present, many groups of common stocks (stock market indices) may be made the subject of futures contracts.

     Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. Accordingly, these financial futures contracts or related options used by the Portfolio to implement its hedging strategies are considered derivatives. The value of derivatives can be affected significantly by even small market movements, sometimes in unpredictable ways. They do not necessarily increase risk, and may in fact reduce risk.

     The Portfolio will not engage in transactions in financial futures contracts or related options for speculation but only as a hedge against changes in the market value of securities held in the Portfolio, securities which it intends to purchase or to gain market exposure for unallocated and uninvested cash balances. The Portfolio will only enter in such transactions when they are economically appropriate to meeting portfolio investment objectives and to the reduction of risks inherent in the ongoing management of the Portfolio.

     For certain regulatory purposes, the Commodity Futures Trading Commission ("CFTC") limits the types of futures positions that can be taken in conjunction with the management of a securities portfolio for a mutual fund, such as the Fund. All futures transactions for the Portfolio will consequently be subject to the restrictions on the use of futures contracts established in CFTC rules, such as observation of the CFTC's definition of "hedging". In addition, whenever the Portfolio establishes a long futures position, it will set aside cash or cash equivalents equal to the underlying commodity value of the long futures contracts held by the Portfolio. Although all futures contracts involve leverage by virtue of the margin system applicable to trading on futures exchanges, the Portfolio will not, on a net basis, have leverage exposure on any long futures contracts that it establishes because of the cash set aside requirement. All futures transactions can produce a gain or a loss when they are closed, regardless of the purpose for which they have been established. Unlike short futures contracts positions established to protect against the risk of a decline in value of existing securities holdings, the long futures positions established by the Portfolio to protect against reinvestment risk are intended to protect the Portfolio against the risks of reinvesting portfolio assets that arise during periods when the assets are not fully invested in securities.

     The Portfolio may not purchase or sell financial futures or purchase related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Portfolio's total assets.

     The Portfolio expects that any gain or loss on hedging transactions will be substantially offset by any gain or loss on the securities underlying the contracts or being considered for purchase. There can be no guaranty that the Portfolio will be able to realize this objective and, as noted below under "Risk Factors," there are some risks in utilizing a hedging strategy.

OPTION STRATEGIES

     The Portfolio may write (sell) covered call options. The purpose of such transactions is to: (1) hedge against changes in the market value of specific securities held by the Portfolio; and/or (2) to generate incremental income by capturing the proceeds of options sold.

     The Portfolio may write (sell) call options, but only if such options are covered and remain covered as long as the Portfolio is obligated as a writer of the option (seller). A call option is "covered" if the Portfolio owns the underlying security covered by the call. If a "covered" call option expires un-exercised, the writer realizes a gain in the amount of the premium received. If the covered call option is exercised, the writer realizes either a gain or a loss from the sale of the underlying security with the proceeds to the writer being increased by the amount of the premium. Prior to its expiration, a call option may be closed out by means of a purchase of an identical option. Any gain or loss from such transaction will depend on whether the amount paid is more or less than the premium received for the option plus related transaction costs.

MAIN RISK FACTORS.

     The value of an investment in the Portfolio will fluctuate in response to stock market movements. To the extent that the Portfolio invests in higher risk securities, it encounters additional risks that could adversely affect its performance. The use of several sector advisers or the replacement of a sector adviser may increase the Portfolio's turnover, gains or losses, and brokerage commissions. As with any mutual fund, loss of money is a risk of investing in this Portfolio.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
---------------------------------------------------------


     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. U.S. Bank, N.A., Cincinnati ("Firstar") is the Portfolio's custodian and Mutual Funds Service Co. is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 425 Walnut Street, Cincinnati, Ohio 45202 and the address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.


     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     The Manager and the Subadviser have the ultimate responsibility for the investment performance of the Portfolio due to the Manager's responsibility to oversee the Subadviser and the Subadviser's responsibility to oversee the Sector Advisers and recommend their hiring, termination and replacement.

     Meeder Asset Management, Inc., has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Manager serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel. The Manager invests the Portfolio's liquidity reserves and may invest the Portfolio's financial futures contracts and related options.

     The Manager was incorporated in Ohio in 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial. Meeder Financial is controlled by Robert S. Meeder, Sr. through ownership of voting common stock. Meeder Financial conducts business only through its five subsidiaries which are the Manager; Mutual Funds Service Co., the Portfolio's transfer agent; Adviser Dealer Services, Inc., a registered broker-dealer; Meeder Advisory Services, Inc., a registered investment adviser and OMCO, Inc., a registered commodity trading adviser.

     The Manager's officers and directors are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; David M. Rose, Chief Operating Officer; Michael J. Sullivan, Vice President, Sales and Marketing; and Wesley F. Hoag, Vice President, Secretary and General Counsel.

     Robert Wagner is primarily responsible for managing the liquidity reserve of the Portfolio and managing the futures contracts and related options of the Portfolio on behalf of the Manager.

     The Manager earns an annual fee, payable in monthly installments, at the rate of 1% of the first $50 million, 0.75% of the next $50 million and 0.60% in excess of $100 million of the Portfolio's average net assets.

     All compensation to the Manager will be shared by the Subadviser and the Manager out of the Manager's fee from the Portfolio in accordance with a formula such that the Manager will receive 70% and the Subadviser 30% of the fee payable with respect to the net assets of the Portfolio upon effectiveness of the subadvisory arrangement; then the Subadviser will receive 70% and the Manager 30% of the fee attributable to any additional net assets of the Portfolio up to an amount of net assets equal to the net assets at effectiveness of the subadvisory arrangement, then the Manager and the Subadviser will share equally the fee attributable to any additional net assets of the Portfolio up to $50 million of the net assets. With respect to net assets of more than $50 million and less than $100 million, the applicable fee of 0.75% will be shared such that the Manager will receive 0.35% and the Subadviser 0.40%. For net assets of $100 million and more, the applicable 0.60% fee will be shared such that the Manager will receive 0.25% and Subadviser 0.35%.


     For the year ended December 31, 2001, total payments to Mutual Funds Service Co. amounted to $38,477 for the Portfolio.

SUBADVISER


     Sector Capital Management, L.L.C. (the "Subadviser"), 51 Germantown Court, Suite 309, Cordova, TN 38018, serves as the Growth Stock Portfolio's subadviser under an Investment Subadvisory Agreement among the Portfolio, the Manager and the Subadviser. The Subadviser furnishes investment advisory services in connection with the management of the Growth Stock Portfolio.

     The Subadviser is a Georgia limited liability company that has been a registered investment adviser to individuals, pension and profit sharing plans, trusts, charitable organizations, corporations and other institutions since January, 1995. As of December 31, 2001, the Subadviser held discretionary investment authority over approximately $1.1 billion of assets. The Subadviser is controlled by William L. Gurner and John K. Donaldson. Mr. Gurner is primarily responsible for the day-to-day management of the Portfolio through interaction with each of the Sector Advisers. Mr. Gurner is also primarily responsible for managing the futures contracts and related options of the Portfolio on behalf of the Subadviser. Mr. Gurner has been associated with the Subadviser since its inception in January, 1995. Mr. Gurner, President, Administrator, Manager and a Member of the Subadviser, is a trustee of The Growth Stock Portfolio, The Flex-funds and Meeder Advisor Funds, mutual funds whose corresponding portfolios are also advised by the Manager.


     The Subadviser and the Portfolio have entered into a Sub-subadvisory Agreement with each Sector Adviser selected for the Portfolio. It is the Subadviser's responsibility to select, subject to the review and approval of the Board of Trustees, the Sector Advisers who have distinguished themselves by able performance in respective areas of expertise in sector management and to review their continued performance. In addition, it is the Subadviser's responsibility to categorize publicly traded domestic common stocks into a specific industry sector. The Subadviser may also invest the Portfolio's financial futures contracts and related options.

     Subject to the supervision and direction of the Portfolio's Board of Trustees, the Subadviser provides to the Portfolio investment management evaluation services principally by performing initial due diligence on prospective Sector Advisers for the Portfolio and thereafter monitoring Sector Adviser performance through quantitative and qualitative analysis as well as periodic in-person, telephonic and written consultations with Sector Advisers. In evaluating prospective Sector Advisers, the Subadviser considers among other factors, each Sector Advisers level of expertise; relative performance and consistency of performance, level of adherence to investment discipline or philosophy; personnel, facilities and financial strength; and quality of service and client communications. The Subadviser has responsibility for communicating performance expectations and evaluations to Sector Advisers and ultimately recommending to the Board of Trustees of the Portfolio whether Sector

Advisers' contracts should be renewed, modified, or terminated. The Subadviser provides reports to the Portfolio's Board of Trustees regarding the results of its evaluation and monitoring functions.

     The Subadviser pays each Sector Adviser a fee for its investment advisory services that is computed daily and paid monthly based on the value of the average net assets of the Portfolio assigned by the Subadviser to the Sector Adviser at an annual rate equal to 0.25%.

     Investors should be aware that the Subadviser may be subject to a conflict of interest when making decisions regarding the retention and compensation of particular Sector Advisers. However, the Subadviser's decisions regarding the selection of Sector Advisers and specific amount of the compensation to be paid to Sector Advisers, are subject to review and approval by a majority of the Board of Trustees of the Portfolio.

     Although the Subadviser and the Sector Advisers' activities are subject to general oversight by the Board of Trustees and the officers of the Portfolio, neither the Board nor the officers evaluate the investment merits of any Sector Adviser's individual security selections. The Board of Trustees will review regularly the Portfolio's performance compared to the applicable indices and also will review the Portfolio's compliance with its investment objectives and policies.

     The Growth Stock Portfolio has received an exemptive order from the Securities and Exchange Commission (the "SEC") which permits the Growth Stock Portfolio and the Subadviser to enter into and materially amend Investment Sub-subadvisory Agreements with Sector Advisers without such agreements being approved by the Growth Stock Portfolio's investors or the Funds' shareholders except for Investment Sub-subadvisory Agreements with an affiliated person of the Growth Stock Portfolio, the Manager or the Subadviser other than by reason of such affiliated person serving as an existing Sector Adviser to the Growth Stock Portfolio. The exemptive order also permits the Growth Stock Portfolio and the Funds to disclose, on an aggregate basis, the fees paid to Sector Advisers who are not such affiliated persons. In addition, the exemptive order includes the condition that within 90 days of the hiring of any new Sector Advisers, the Manager and the Subadviser will furnish shareholders of the Funds with an information statement about the new Sector Adviser and Investment Sub-subadvisory Agreement. Any changes to the Investment Advisory Contract between the Growth Stock Portfolio and the Manager or the Investment Subadvisory Agreement among the Growth Stock Portfolio, Manager and the Subadviser will still require shareholder approval. In accordance with the terms of the exemptive order, a majority of the shareholders of each of the Funds has approved the operation of the Funds in accordance with the exemption.

     SECTOR ADVISERS: The Sector Advisers have agreed to an investment advisory fee based on the average net assets of the Portfolio assigned to them by the Subadviser at an annual rate equal to .25%, which is generally lower than the fees they charge to institutional accounts for which they serve as investment adviser, and for which they perform all administrative responsibilities.

     Subject to the supervision and direction of the Subadviser and, ultimately, the Board of Trustees of the Portfolio, each Sector Adviser's responsibilities are limited to managing its portion of the securities held by the Portfolio in accordance with the Portfolio's stated investment objective and policies, making investment decisions for the Portfolio and placing orders to purchase and sell securities on behalf of the Portfolio.

     The  following  sets  forth  certain  information  about each of the Sector
Advisers:


     MILLER/HOWARD INVESTMENTS, INC. serves as sector adviser to the transportation sector of the Growth Stock Portfolio. Miller/Howard is a registered investment adviser that has been providing investment services to broker-dealers, investment advisers, employee benefit plans, endowment portfolios, foundations and other institutions and individuals since 1984. As of December 31, 2001, Miller/Howard managed approximately $357 million in assets. Lowell G. Miller, President and Chief Investment Officer of Miller/Howard, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Miller/Howard. Mr. Miller has served as President and portfolio manager of Miller/Howard since 1984. Miller/Howard is also the subadviser to the Utilities Portfolio, a corresponding portfolio to The Flex-funds' Total Return Utilities Fund and the Meeder Advisor Funds' Utility Growth Fund. Miller/Howard's principal executive offices are located at 324 Upper Byrdcliffe Road, Post Office Box 549, Woodstock, New York 12498.

     W. H. REAVES & COMPANY, INC. serves as sector adviser to the utilities sector of the Growth Stock Portfolio. Reaves is a registered investment adviser that has been providing investment services to employee benefit plans, endowment portfolios, foundations and other institutions and individuals since 1977. As of December 31, 2001, Reaves managed approximately $1.2 billion in assets. W. H. Reaves, President and Chief Investment Officer, and Mark D. Luftig, Executive Vice President, are the portfolio managers primarily responsible for the day-to-day management of the assets of the Growth Stock Portfolio allocated to Reaves. Mr. Reaves, the founder of W. H. Reaves & Company, Inc., has over 50 years of investment experience and serves as portfolio manager and utility analyst. Mr. Luftig, with over 30 years of investment experience, has been with Reaves since 1995 and serves as a portfolio manager and utility analyst. Reaves' principal executive offices are located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. serves as sector adviser to the consumer durable and non-durable sectors of the Growth Stock Portfolio. Barrow is a registered investment adviser that has been providing investment services to banks; investment companies; pension and profit sharing plans; charitable organizations and corporations since 1979. As of December 31, 2001, Barrow managed approximately $28.6 billion in assets. Jane Gilday, CFA, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Barrow. Ms. Gilday has served as a portfolio manager and Principal for Barrow since January 1998. From 1993 to January 1998, Ms. Gilday served as a securities analyst at Hancock Institutional Equity Services and Advest Inc. Barrow's principal executive offices are located at 3232 McKinney Avenue, 15th Floor, Dallas, Texas 75204-2429.

     THE MITCHELL GROUP, INC. serves as sector adviser to the energy sector of the Growth Stock Portfolio. The Mitchell Group is a registered investment adviser that has been providing investment services to individuals, banks, investment companies, pension and profit sharing plans, charitable organizations, corporations and other institutions since 1989. As of December 31, 2001, The Mitchell Group held discretionary authority over approximately $404 million in assets. Rodney Mitchell, who has served as President, Chief Executive Officer, and Chief Financial Officer of The Mitchell Group since 1989, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to The Mitchell Group. The Mitchell Group's principal executive offices are located at 1100 Louisiana, #4810, Houston, Texas 77002.

     ASHLAND MANAGEMENT INCORPORATED serves as sector adviser to the goods and services sector of the Growth Stock Portfolio. Ashland is a registered investment adviser that has been providing investment services to individuals, pension and profit sharing plans, charitable organizations, corporations and other institutions since 1975. As of December 31, 2001, Ashland managed approximately $2 billion in assets. Terence J. McLaughlin, Chief Investment Officer of Ashland, and Deborah C. Ohl, a Vice President and Portfolio Manager, are the portfolio managers primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Ashland. Mr. McLaughlin has been a Portfolio Manager for Ashland since 1984. Ms. Ohl has been employed by Ashland since August 1992 and has served as a Portfolio Manager for Ashland since 1993. Ashland's principal executive offices are located at One Battery Park Plaza, New York, New York 10004.

     MATRIX ASSET ADVISORS, INC. serves as sector adviser to the financial sector of the Growth Stock Portfolio. Matrix is a registered investment adviser that has provided investment management services to individuals, pension and profit sharing plans, trusts, charitable organizations and corporations since 1986. As of December 31, 2001, the firm managed approximately $763 million in assets. David A. Katz is the portfolio manager primarily responsible for the day to day management of those assets of the Growth Stock Portfolio allocated to Matrix. Mr. Katz, a co-founder of Matrix, is the President of the firm and has served as its Chief Investment Officer since the firm's inception. Matrix's executive offices are located at 747 Third Avenue, 31st Floor, New York, New York 10017.

     DRESDNER RCM GLOBAL INVESTORS, L.L.C. (formerly RCM Capital Management, L.L.C.) serves as sector adviser to the technology sector of the Growth Stock Portfolio. Dresdner RCM is a registered investment adviser that provides investment services to institutional and individual clients and registered investment companies. Dresdner RCM was established in April 1996 as the successor to the business and operations of RCM Capital Management, a California Limited Partnership that, with its predecessors, has been in operation since 1970. As of December 31, 2001, Dresdner RCM had approximately $40.5 billion under management and advice in San Francisco and an additional $21.8 billion by affiliates in London, Hong Kong, and San Diego. Walter C. Price and Huachen Chen, each Managing Directors of Dresdner RCM, are the portfolio managers primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Dresdner RCM. Messrs. Price and Chen have managed equity portfolios on behalf of Dresdner RCM since 1985. Dresdner RCM's principal executive offices are located at Four Embarcadero Center, San Francisco, CA 94111.

     ALLIANCE CAPITAL MANAGEMENT L.P. serves as sector adviser to the health sector of the Growth Stock Portfolio. Alliance, a registered investment adviser, is an international investment manager supervising client accounts with assets as of December 31, 2001 totaling approximately $455 billion. Alliance provides investment services primarily to corporate employee benefit funds, public employee retirement systems, investment companies, foundations, and endowment funds. Raphael L. Edelman, Senior Vice President of Alliance, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Alliance. Mr. Edelman, who has 18 years of investment experience, joined Alliance's research department in 1986 as an analyst after working two years as a manager in Alliance's mutual fund division. Alliance's principal executive offices are located at 1345 Avenue of the Americas, New York, NY 10105.


                          TRANSFER AGENT AND CUSTODIAN

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., 6000 Memorial Drive, Dublin, Ohio 40317, a wholly-owned subsidiary of Meeder Financial, pursuant to which Mutual Funds Service Co. provides accounting, stock transfer, dividend disbursing, and shareholder services to the Portfolio. The minimum annual fee, payable monthly, for accounting services in the Portfolio is $7,500. Subject to the applicable minimum fee, the fee is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets.

     Pursuant to a Custody Agreement, Firstar acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.

                                    EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services and Subadministrative Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.   SHAREHOLDER INFORMATION.
----------------------------------

CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the N.Y.S.E. is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

PURCHASE OF SECURITIES

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration

Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Fund Business Day.

REDEMPTION OR REPURCHASE

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The Portfolio has reserved the right to pay redemption proceeds by a distribution in kind of portfolio securities (rather than cash) in the event of an emergency or when, in the opinion of the Portfolio or the Adviser, payment in cash would be harmful to existing investors. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and the redeeming investor may incur brokerage and transaction charges in converting the securities to cash. The portfolio does not intend to redeem illiquid securities in kind. If this happens, however, the redeeming investor may not be able to recover its investment in a timely manner.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the N.Y.S.E. is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.
------------------------------------

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
-------------------------------------------

                             GROWTH STOCK PORTFOLIO
                               6000 Memorial Drive
                               Dublin, Ohio 43017


STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2002
--------------------------------------------------------

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the Growth Stock Portfolio dated April 30, 2002. A copy of the Prospectus may be obtained at the above address, or by calling: 1-800-325-FLEX, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


                                TABLE OF CONTENTS

                                                       Page

Portfolio History . . . . . . . . . . . . . . . . . .  B-2
Description of the Portfolio and Its Investments
     and Risks  . . . . . . . . . . . . . . . . . . .  B-2
Management of the Portfolio . . . . . . . . . . . . .  B-13
Control Persons and Principal Holders of Securities .  B-18
Investment Advisory and Other Services  . . . . . . .  B-18
Brokerage Allocation and Other Practices  . . . . . .  B-26
Capital Stock and Other Securities  . . . . . . . . .  B-28
Purchase, Redemption and Pricing of Securities  . . .  B-30
Taxation of the Portfolio . . . . . . . . . . . . . .  B-31
Underwriters  . . . . . . . . . . . . . . . . . . . .  B-31
Calculation of Performance Data . . . . . . . . . . .  B-31
Financial Statements  . . . . . . . . . . . . . . . .  B-31

ITEM 11.  PORTFOLIO HISTORY.
----------------------------

     The Portfolio is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
---------------------------------------------------------------------

     Part A contains additional information about the investment objective and policies of the Growth Stock Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

     The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.


     The portfolio turnover rate for the Portfolio was 37% for the year ended December 31, 2001 (58% in 2000; 51% in 1999).


                                     GENERAL

     The Portfolio consists of investment portfolios representing each of the industry sectors (identified by the Portfolio's subadviser) comprising the S&P
500. The assets of the Portfolio will be allocated to each of these industry sectors in approximately the same proportion as these industry sectors are represented in the S&P 500 on a market capitalization-weighted basis. Within each industry sector are separate industry sub-sectors, each of which comprises 10% or more of its corresponding industry sector on a market capitalization-weighted basis. The Portfolio will have at least a 50% exposure (on a market capitalization basis) to each of these industry sub-sectors. The subadviser continuously reviews the representation of the industry sectors and sub-sectors in the S&P 500 and continuously groups domestic publicly traded common stocks into a specific industry sector and sub-sector.

     The Portfolio subadviser compares the total market value of the common stocks in each industry sector and sub-sector of the S&P 500 to the total market value of all common stocks in the S&P 500 to determine each industry sector's and sub-sector's weighting in the S&P 500. If the weighting of any industry sector in the Portfolio varies from the weighting on a market-capitalization basis of that industry sector in the S&P 500 at the end of any month, the Portfolio subadviser will reallocate the amount of assets in the Portfolio allocated to that industry sector. If the weighting of any industry sub-sector of the S&P 500 falls below 10% or more of its corresponding industry sector on a market-capitalization basis, the Portfolio will not be required to maintain exposure to that sub-sector within the

Portfolio. The subadviser may reallocate more frequently than monthly if it chooses to do so. These reallocations may cause additional transaction costs to the extent that securities may be sold as part of such reallocations.

     The assets of the Portfolio representing each of these industry sectors are managed on a discretionary basis by one or more separate investment advisers, called sector advisers, selected by the Portfolio subadviser. The Portfolio subadviser's selection of sector advisers is reviewed and approved by the trustees of the Portfolio.

     Assets of the Portfolio representing each of the industry sectors are managed by one or more sector advisers. However, if an advisory agreement between a sector adviser and the Portfolio is terminated, leaving no sector adviser to manage the assets of the Portfolio representing an industry sector, the Portfolio's subadviser will, upon termination and until a new sector adviser is selected, manage and "index" the assets of the Portfolio representing the applicable industry sector. In this case, the subadviser will "index" the assets of the Portfolio representing its industry sector by selling any stocks representing the industry sector that are not included in the S&P 500 and investing the assets comprising the industry sector in S&P 500 stocks identified by the Portfolio's subadviser as belonging to that industry sector in the same proportion as those stocks are represented in the S&P 500 on a market capitalization-weighted basis.

     In selecting securities for the Portfolio, the sector advisers evaluate factors believed to be favorable to long term growth of capital, including specific financial characteristics of the issuer such as historical earnings growth, sales growth, profitability and return on equity. The sector advisers also analyze the issuer's position within its industry sector as well as the quality and experience of the issuer's management. When selecting S&P 500 stocks, each sector adviser is limited to the list of S&P 500 companies identified by the Portfolio's subadviser as representing its specific industry sector. The Portfolio's subadviser will monitor the number of S&P 500 companies held in each sector of the Portfolio and may, from time to time, impose restrictions on the sector advisers as to the number of S&P 500 companies held in each sector of the Portfolio. Subject to these restrictions, each sector adviser selects those common stocks which, in its opinion, best represent the industry sector the sector adviser has been assigned.

                       MONEY MARKET INSTRUMENTS AND BONDS

     When investing in money market instruments or bonds, the Portfolio will limit its purchases, denominated in U.S. dollars, to the following securities:

     o U.S. Government Securities and Securities of its Agencies and Instrumentalities--obligations issued or guaranteed as to principal or interest by the United States or its agencies (such as the Export Import Bank of the United States, Federal Housing Administration and Government National Mortgage Association) or its instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank), including Treasury bills, notes and bonds.

     o Bank Obligations and Instruments Secured Thereby--obligations (including certificates of deposit, time deposits and bankers' acceptances) of domestic banks having total assets of $1,000,000,000 or more, instruments secured by such obligations and obligations of foreign branches of such banks, if the domestic parent bank is unconditionally liable to make payment on the instrument if the foreign branch fails to make payment for any reason. The Portfolio may also invest in obligations (including certificates of deposit and bankers' acceptances) of domestic branches of foreign banks having assets of $1,000,000,000 or more, if the domestic branch is subject to the same regulation as United States banks. The Portfolio will not invest at time of purchase more than 25% of its assets in obligations of banks, nor will the Portfolio invest more than 10% of its assets in time deposits.

     o High Quality Commercial Paper--the Portfolio may invest in commercial paper rated no lower than "A-2" by Standard & Poor's Corporation ("Standard & Poor's") or "Prime-2" by Moody's Investors Service, Inc. ("Moody's"), or, if not rated, issued by a company having an outstanding debt issue rated at least A by Standard & Poor's or Moody's.

     o Private Placement Commercial Paper--private placement commercial paper ("Rule 144A securities") consists of unregistered securities which are traded in public markets to qualified institutional investors, such as the Portfolio. The Portfolio's risk is that the universe of potential buyers for the securities, should the Portfolio desire to liquidate a position, is limited to qualified dealers and institutions, and therefore such securities could have the effect of being illiquid. A position in such Rule 144A securities would ordinarily be subject to a 10% limitation. The Board of Trustees of the Portfolio has identified the market for, and the categories of qualified buyers of, Rule 144A securities and has determined that it is sufficient to consider such securities to be liquid and not subject to the 10% illiquid asset limitation. The Trustees have determined that the Portfolio may invest up to 35% of its assets, at cost on the date of purchase, in private placement commercial paper.

     o High Grade Corporate Obligations--obligations rated at least A by Standard & Poor's or by Moody's. See rating information below.

     o Repurchase Agreements Pertaining to the Above--the Portfolio may invest without limit in any of the above securities subject to repurchase agreements with any Federal Reserve reporting dealer or member bank of the Federal Reserve System. A repurchase agreement is an instrument under which the purchaser (i.e., the Portfolio) acquires ownership of a debt security and the seller agrees, at the time of the sale, to repurchase the obligation at a mutually agreed upon time and price, thereby determining the yield during the purchaser's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. The underlying securities could be any of those described above, some of which might bear maturities exceeding one year. The Portfolio's risk is that the seller may fail to repurchase the security on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay. It is a policy of the Portfolio to make settlement on repurchase agreements only upon proper delivery of the underlying collateral. Repurchase agreements usually are for short periods, such as one week or less, but could be longer. The Portfolio may enter into repurchase agreements with its custodian (Firstar, N.A., Cincinnati) when it is advantageous to do so. The Portfolio will not invest more than 10% of its assets, at time of purchase, in repurchase agreements which mature in excess of seven days.

     ILLIQUID INVESTMENTS are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Under the supervision of the Board of Trustees, the Adviser, Subadviser and/or Sector Advisers determine the liquidity of the Portfolio's investments and, through reports from the Adviser, Subadviser and/or Sector Advisers, the Board monitors investments in illiquid instruments. In determining the liquidity of the Portfolio's investments, the Adviser, Subadviser and Sector Advisers may consider various factors, including (1) the frequency of trades and quotations,
(2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset the Portfolio's rights and obligations relating to the investment). Investments currently considered by the Portfolio to be illiquid include repurchase agreements not entitling the holder to payment of principal and interest within seven days, over-the-counter options, and non-government stripped fixed-rate mortgage-backed securities. Also, the Adviser, Subadviser and/or Sector Advisers may determine some restricted securities to be illiquid. However, with respect to over-the-counter options the Portfolio writes, all or a portion of the value of the underlying instrument may be illiquid depending on the assets held to cover the option and the nature and terms of any agreement the Portfolio may have to close out the option before expiration. In the absence of market quotations, illiquid investments are priced at fair value as determined in good faith by the Board of Trustees. If through a change in values, net assets, or other circumstances, the Portfolio were in a position where more than 10% of its net assets were invested in illiquid securities, it would seek to take appropriate steps to protect liquidity.

     RESTRICTED SECURITIES generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, or in a registered public offering. Where registration is required, the Portfolio may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to seek registration of the security.

     REPURCHASE AGREEMENTS. In a repurchase agreement, the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days from the date of purchase. The resale price reflects the purchase price plus an agreed upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked to market daily) of the underlying security. The Portfolio may engage in repurchase agreements with respect to any security in which it is authorized to invest.

     While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to the Portfolio in connection with bankruptcy proceedings), it is the Portfolio's current policy to limit repurchase agreement transactions to parties whose creditworthiness has been reviewed and found satisfactory by the Adviser.

     LIMITATIONS  ON FUTURES AND OPTIONS  TRANSACTIONS.  The Portfolio will not:
(a) write call options if, as a result, more than 25% of the Portfolio's total assets would be hedged with options under normal conditions; or (b) purchase futures contracts if, as a result, the Portfolio's total obligations upon settlement or exercise of purchased futures contracts would exceed 25% of its total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to securities that incorporate features similar to options. The above limitations on the Portfolio's investments in futures contracts and options, and the Portfolio's policies regarding futures contracts and options discussed elsewhere in this Statement of Additional Information, may be changed as regulatory agencies permit.

     FUTURES CONTRACTS. When the Portfolio purchases a futures contract, it agrees to purchase a specified underlying instrument at a specified future date. When the Portfolio sells a futures contract, it agrees to sell the underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract.

     Some currently available futures contracts are based on indices of securities-prices, such as the Standard & Poor's 500 Composite Stock Price Index (S&P 500). Futures can be held until their delivery dates, or can be closed out before then if a liquid secondary market is available.

     The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

     FUTURES MARGIN PAYMENTS. The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker, known as a futures commission merchant (FCM), when the contract is entered into. Initial margin deposits are typically equal to a percentage of the contract's value.

     If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of the Portfolio's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Portfolio.

     WRITING CALL OPTIONS. Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument, in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

     CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange traded options and futures contracts, it is likely that the standardized contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

     Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts.

     The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

     LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid secondary market will exist for any particular options or futures contract at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the secondary market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired.

     ASSET COVERAGE FOR FUTURES AND OPTIONS POSITIONS. The Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures strategies by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures or option strategy is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

     SHORT SALES. The Portfolio may enter into short sales "against the box" with respect to equity securities it holds. For example, if a Sector Adviser anticipates a decline in the price of a stock the Portfolio holds, it may sell the stock short "against the box." If the stock price subsequently declines, the proceeds of the short sale could be expected to offset all or a portion of the stock's decline. The Portfolio currently intends to hedge no more than 15% of its total assets with short sales "against the box" on equity securities under normal circumstances.

     When the Portfolio enters into a short sale "against the box", it will be required to own or have the right to obtain at no added cost securities identical to those sold short "against the box" and will be required to continue to hold them while the short sale "against the box" is outstanding. The Portfolio will incur transaction costs, including interest expense, in connection with opening, maintaining, and closing short sales.

RATINGS

1.   Moody's Corporate Bond Ratings:

     Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa--Bonds which are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins or protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa--Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

2.   Standard & Poor's Corporate Bond Ratings:

     AAA--Bonds rated AAA are highest grade obligations. They possess the ultimate degree of protection as to principal and interest. Marketwise they move with interest rates, and hence provide the maximum safety on all counts.

     AA--Bonds rated AA also qualify as high grade obligations, and in the majority of instances differ from AAA issues only in small degree. Here, too, prices move with the long-term money market.

     A--Bonds rated A are regarded as upper medium grade. They have considerable investment strength but are not entirely free from adverse effects of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior but, to some extent, also economic conditions.

     BBB--Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

3.   A-1 and P-1 Commercial Paper Ratings:

     Commercial paper rated A-1 by Standard & Poor's Corporation has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is A-1, A-2, or A-3.

     The rating P-1 is the highest commercial paper rating assigned by Moody's Investors Service, Inc. ("Moody's"). Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and customer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

4.   Description of Permitted Money Market Instruments:

     Commercial Paper--refers to promissory notes issued by corporations in order to finance their short term credit needs.

     U.S. Government Obligations--are bills, certificates of indebtedness, notes and bonds issued by the U.S. Treasury and agencies, authorities and instrumentalities of the U.S. Government established under the authority of an act of Congress. Some obligations of U.S. Government agencies, authorities and instrumentalities are supported by the full faith and credit of the U.S. Treasury such as, for example, the Government National Mortgage Association; others by the right of the issuer to borrow from the Treasury, authority or instrumentality such as, for example, Federal Home Loan Mortgage and Federal Home Loan Bank.

     Repurchase Agreements--a repurchase transaction occurs when an investor buys a security and simultaneously agrees to resell it at a later date to the person from whom it was bought, at a higher price. The price differential represents interest for the period the security is held. Repurchase transactions will normally be entered into with banks and securities brokers. The Portfolio could suffer a loss if the bank or securities broker with which the Portfolio had a repurchase agreement were to default.

     Certificates of Deposit--are certificates issued against funds deposited in a bank, are for a definite period of time, earn a specified or variable rate of return and are normally negotiable.

     Banker's Acceptances--are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

     Corporation Obligations--include bonds and notes issued by corporations in order to finance longer term credit needs.

INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the Investment Company Act of 1940 (the "1940 Act"), a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not: (a) Issue senior securities; (b) Borrow money except as a temporary measure, and then only in an amount not to exceed 5% of the value of its net assets (whichever is less) taken at the time the loan is made, or pledge its assets taken at value to any extent greater than 15% of its gross assets taken at cost; (c) Act as underwriter of securities of other issuers; (d) Invest in real estate except for office purposes; (e) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury securities, corporate securities, or financial indexes; (f) Lend its funds or other assets to any other person; however, the purchase of a portion of publicly distributed bonds, debentures or other debt instruments, the purchase of certificates of deposit, U.S. Treasury debt securities, and the making of repurchase agreements are permitted, provided repurchase agreements with fixed maturities in excess of seven days do not exceed 10% of its total assets; (g) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation; (h) Invest more than 5% of its total assets (taken at value) in the securities of any one issuer, other than obligations of the U.S. Treasury; (i) Purchase securities on margin, or participate in any joint or joint and several trading account; (j) Make any so-called "short" sales of securities, except against an identical portfolio position (i.e., a "short sale against the box"); (k) Invest 25% or more of its total assets at time of purchase (taken at value) in the securities of companies in any one industry; (l) Purchase the securities of another investment company except where such purchase is part of a plan of merger or consolidation; (m) Purchase or retain any securities of an issuer, any of whose officers, directors or security holders is an officer or director of the Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities; (n) Invest in securities of companies which have a record of less than three years' continuous operation, if at the time of such purchase, more than 5% of its assets (taken at value) would be so invested; (o) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs; (p) Invest in warrants; and (q) Invest more than 10% of its assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements which mature in excess of seven days; however, this shall not prohibit the purchase of money market instruments or other securities which are not precluded by other particular restrictions.

     In order to comply with certain state investment restrictions, the Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.
--------------------------------------

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

TRUSTEES AND OFFICERS


"Non-Interested" Trustees
------------------------------------------------------------------------------------------------------------------------
                                             Year                                        Number of
                                             First                                       Portfolios
                                             Elected A     Principal                     in Fund           Other
                                             Director      Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
MILTON S. BARTHOLOMEW, 73     Trustee        1982          Retired; formerly a           22                None
1424 Clubview                                              practicing attorney in
Boulevard, S.                                              Columbus, Ohio; member of
Worthington, OH  43235                                     each Fund's Audit
                                                           Committee.
------------------------------------------------------------------------------------------------------------------------
ROGER D. BLACKWELL, 61        Trustee        1994          Professor of Marketing        22                Airnet
Blackwell Associates,                                      and Consumer Behavior,                          Systems,
Inc.                                                       The Ohio State                                  Anthony &
3380 Tremont Road                                          University; President of                        Sylvan,
Columbus, OH  43221                                        Blackwell Associates,                           Applied
                                                           Inc., a strategic                               Industrial
                                                           consulting firm.                                Technologies,
                                                                                                           Diamond Hill,
                                                                                                           Intimate
                                                                                                           Brands, Max &
                                                                                                           Erma's
------------------------------------------------------------------------------------------------------------------------
WALTER L. OGLE, 64            Trustee        1984          Retired; formerly             22                Southtrust
500 Ocean Drive                                            Executive Vice President                        Bank, N.A.
Juno Beach, FL  33408                                      of Aon Consulting, an                           Florida
                                                           employee benefits
                                                           consulting group.
------------------------------------------------------------------------------------------------------------------------
CHARLES A. DONABEDIAN, 59     Trustee        1997          President, Winston            22                None
Winston Financial, Inc.                                    Financial, Inc., which
200 TechneCenter                                           provides a variety of
Drive, Suite 200                                           marketing and consulting
Milford, OH  45150                                         services to investment
                                                           management companies;
                                                           CEO, Winston Advisors,
                                                           Inc., an investment
                                                           adviser.
------------------------------------------------------------------------------------------------------------------------
JAMES W. DIDION, 71           Trustee        1982, 1998    Retired; formerly             22                None
8781 Dunsinane Drive                                       Executive Vice President
Dublin, OH  43017                                          of Core Source, Inc., an
                                                           employee benefit and
                                                           Workers' Compensation
                                                           administration and
                                                           consulting firm
                                                           (1991-1997).
------------------------------------------------------------------------------------------------------------------------
JACK W. NICKLAUS II, 40       Trustee        1998          Designer, Nicklaus            22                None
11780 U.S. Highway #1                                      Design, a golf course
North Palm Beach, FL                                       design firm and division
33408                                                      of The Nicklaus Companies.
------------------------------------------------------------------------------------------------------------------------

"Interested" Trustees3,4
------------------------------------------------------------------------------------------------------------------------
                                             Year First                                  Number of
                                             Elected a                                   Portfolios
                                             Director and/ Principal                     in Fund           Other
                                             or Officer    Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, SR.*+, 73   Trustee/       1982          Chairman of Meeder Asset      22                Uniglobe
                              President                    Management, Inc., an                            Travel
                                                           investment adviser;                             (U.S.A.),
                                                           Chairman and Director of                        L.L.C.
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer
                                                           agent; Director of
                                                           Adviser Dealer Services,
                                                           Inc., the Fund's
                                                           Distributor.
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, JR.*, 40    Trustee and    1992          President of Meeder Asset     22                None
                              Vice President               Management, Inc.
------------------------------------------------------------------------------------------------------------------------

Other Officers4
-------------------------------------------------------------------------------------
                                             Year
                                             First
                                             Elected an    Principal
                                             Officer       Occupation(s)
Name, Address                 Position       of Fund       During Past Five
and Age                       Held           Complex 1     Years
-------------------------------------------------------------------------------------
DONALD F. MEEDER*+, 63        Assistant      1982          Assistant Secretary and
                              Secretary                    Vice President of Meeder
                                                           Asset Management, Inc.;
                                                           Assistant Secretary of
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer agent.
-------------------------------------------------------------------------------------
WESLEY F. HOAG*+, 45          Vice           1994          Vice President, Secretary
                              President and                and General Counsel of
                              Secretary                    Meeder Asset Management,
                                                           Inc. and Mutual Funds
                                                           Service Co.; Secretary of
                                                           Adviser Dealer Services,
                                                           Inc. (since July 1993);
                                                           Attorney, Porter, Wright,
                                                           Morris & Arthur, a law
                                                           firm (October 1984 to
                                                           June 1993).
-------------------------------------------------------------------------------------
BRUCE E. MCKIBBEN*+, 32       Treasurer      1999          Treasurer and Manager/
                                                           Fund Accounting and
                                                           Financial Reporting,
                                                           Mutual Funds Service Co.,
                                                           the Funds' transfer agent
                                                           (since April 1997);
                                                           Assistant Treasurer and
                                                           Manager/Fund Accounting,
                                                           The Ohio Company, a
                                                           broker-dealer (April 1991
                                                           to April 1997).
-------------------------------------------------------------------------------------

1 Directors and Officers of the Portfolio serve until their resignation, removal or retirement.

2 This includes all directorships (other than those in the Fund Complex) that are held by each trustee as a director of a public company or a registered investment company.

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund Complex Investment Adviser, Meeder Asset Management, Inc., or its affiliated entities.

4 All of the officers listed are officers and/or directors/trustees of one or more of the other funds for which Meeder Asset Management, Inc. serves as Investment Adviser.

* Robert S. Meeder, Sr. is deemed an "interested person" of the Trust by virtue of his position as Chairman of Meeder Asset Management, Inc., the Advisor of the Portfolio. Robert S. Meeder, Jr. is deemed an "interested person" of the Trust by virtue of his position as President of Meeder Asset Management, Inc., the Advisor of the Portfolio. Wesley F. Hoag is deemed an "interested person" of the Trust by virtue of his position as Vice President and Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolio. Donald F. Meeder is deemed an "interested person" of the Trust by virtue of his position as Assistant Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolio.

+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Robert S. Meeder, Jr.'s father and Donald F. Meeder's uncle.

BENEFICIAL INTERESTS IN THE PORTFOLIO OWNED BY TRUSTEES AS OF DECEMBER 31, 2001

--------------------------------------------------------------------------------
                                                      Aggregate Dollar Range1 of
                            Dollar Range of           Shares Owned in All Funds
                            Beneficial Interests      Within The Fund Complex
Name of Director            in the Portfolio Owned1   Overseen by Trustee
--------------------------------------------------------------------------------
"Non-Interested" Trustees

Milton S. Bartholomew       $0                        Over $100,000
--------------------------------------------------------------------------------
Roger D. Blackwell          $0                        Over $100,000
--------------------------------------------------------------------------------
Walter L. Ogle              $0                        Over $100,000
--------------------------------------------------------------------------------
Charles A. Donabedian       $0                        $50,001 - $100,000
--------------------------------------------------------------------------------
James W. Didion             $0                        $1 - $10,000
--------------------------------------------------------------------------------
Jack W. Nicklaus II         $0                        $10,000 - $50,000
--------------------------------------------------------------------------------
"Interested"  Trustees

Robert S. Meeder, Sr.       $0                        Over $100,000
--------------------------------------------------------------------------------
Robert S. Meeder, Jr.       $0                        Over $100,000
--------------------------------------------------------------------------------

1 Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000. The amounts listed for
"interested" trustees include shares owned through Meeder Asset Management, Inc.'s retirement plan and 401(k) Plan.

     Each Trustee and each officer of the Portfolio hold the same positions with other Portfolios, each a corresponding Portfolio of The Flex-funds or Meeder Advisor Funds, each a Massachusetts business trust consisting of several separate series.

     The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, Meeder Advisor Funds and the corresponding portfolios of The Flex-funds and Meeder Advisor Funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio during the fiscal year ended December 31, 2001.

                               COMPENSATION TABLE

                                                  Pension or                           Total
                                                  Retirement                           Compensation
                               Aggregate          Benefits Accrued    Estimated        from Registrant
                               Compensation       as Part of          Annual           and Fund Complex
                               from the           Portfolio or Fund   Benefits Upon    Paid to
Trustee                        Portfolio1         Expense             Retirement       Trustee1,2
-------                        ----------         -------             ----------       ----------
Robert S. Meeder, Sr.          None               None                None             None

Milton S. Bartholomew          $2,590             None                None             $14,642

Robert S. Meeder, Jr.          None               None                None             None

Walter L. Ogle                 $2,590             None                None             $14,642

Philip A. Voelker              None               None                None             None

Roger A. Blackwell             $2,419             None                None             $13,642

Charles A. Donabedian          $2,590             None                None             $14,642

James W. Didion                $2,419             None                None             $13,642

Jack W. Nicklaus II            $2,419             None                None             $13,642

1 Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees accrued deferred compensation from the Portfolios as follows: Milton S. Bartholomew - $2,590; Roger A. Blackwell - $2,419, Charles A. Donabedian - $2,590, Jack W. Nicklaus II - $2,419, and Walter
L. Ogle - $2,590.

2 The Fund Complex consists of 22 investment companies.

     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for each of the five Portfolios. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in each Portfolio based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For the other four Portfolios, including the Portfolio, each Trustee is paid a fee of 0.00375% of the amount of each Portfolio's average net assets exceeding $15 million. Members of the Audit and Strategic Planning Committees for each of The Flex-funds and the Meeder Advisor Funds trusts, and the Portfolios are paid $500 for each Committee meeting. All other officers and Trustees serve without compensation from the Portfolio. Trustee fees for the Growth Stock Portfolio totaled $15,027 for the year ended December 31, 2001($18,635 in 2000; $27,375 in 1999).

     The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following independent Trustees of the Trust: Charles Donabedian, Milton Bartholomew and Walter Ogle. The Nominating Committee is comprised of the following independent Trustees of the

Trust: James Didion, Roger Blackwell and Charles Donabedian. The Trust's Nominating Committee is responsible for the nomination of trustees to the Board. When vacancies arise or elections are held, the Committee considers qualified nominations including those recommended by shareholders who provide a written request (including qualifications) to the Nominating Committee in care of the Trust's address at 6000 Memorial Drive, Dublin, Ohio 43017. During the fiscal year ended December 31, 2001, the Audit Committee and the Nominating Committee each met two times.

     During the past fiscal year, the Trustees considered and approved the renewal of the Portfolio's investment advisory agreement with the Manager. In connection with this annual review, the Trustees, with the advice and assistance of independent counsel for the Trust, received and considered information and reports relating to the nature, quality and scope of the services provided to the Portfolio and the Fund by the Manager and its affiliates. The Trustees considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, fund accounting and shareholder services and the total expense ratio of the Fund relative to its peer group of mutual funds. In addition, the Trustees considered, among other factors:

     o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the Fund;

     o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided the Fund;

     o    the investment performance of the Fund;

     o    information  on  the  investment  performance,   advisory  fees,  fund
          administration fees and expense ratios of other registered investment companies within the Trust;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other investment companies not advised by the Manager but believed to be generally comparable in their investment objectives and size to the Fund;

     o the investment approach used by the Manager in the daily management of the Portfolio;

     o    information on personnel of the Manager's investment committee;

     o the continuing need of the Manager to retain and attract qualified investment and service professionals to serve the Trust in an increasingly competitive industry;

     o    soft dollars received by the Manager from Portfolio trades;

     o commissions received by Adviser Dealer Services, Inc. an affiliate of the Manager, for executing securities transactions on behalf of the Portfolio;

     o the Manager's policy regarding the aggregation of orders from the Portfolio and the Manager's private accounts; and

     o other ancillary benefits received by the Manager and its affiliates as a result of their provision of investment advisory and other services to the Portfolio and Fund.

     The Trustees also considered various improvements and upgrades in shareholder services made during the year, financial information about the Manager's costs, an analysis of historical profitability of the Portfolio and Fund's contracts to the Manager and its affiliates, and the importance of supporting quality, long-term service by the Manager to help achieve solid investment performance.


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

     The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio also restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, the Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of Portfolio shareholders before the interest of people who manage the Portfolio.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------------------------------------------------------------


     As of April 2, 2002, the Flex-funds The Highlands Growth Fund and the Meeder Advisor Funds Core Equity Fund (collectively, the "Funds") have an investment in the Portfolio equaling approximately 76% and 24%, respectively, of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Funds, owns in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

                                     ADVISER

     Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc., is the investment adviser and manager for, and has an Investment Advisory Contract with, the Portfolio.

     Pursuant to the Investment Advisory Contract with the Portfolio, the Adviser, subject to the supervision of the Portfolio's Board of Trustees and in conformity with the stated objective and policies of the Portfolio, has general oversight responsibility for the investment operations of the Portfolio. In connection therewith, the Adviser is obligated to keep certain books and records of the Portfolio. The management services of the Adviser are not exclusive under the terms of the Investment Advisory Contract and the Adviser is free to, and does, render management services for others.

     The Adviser invests the Portfolio's liquidity reserves and may invest the Portfolio's assets in financial futures contracts and related options.

     The Investment Advisory Contract for the Portfolio was separately approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Portfolio. The Investment Advisory Contract is to remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by vote of a majority of the interests in the Portfolio, and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) at a meeting called for the purpose of voting on such renewal.

     The Investment Advisory Contract provides that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which the Investment Advisory Contract relates except for a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Investment Advisory Contract will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days prior written notice by Majority Vote of the Portfolio, by the Trustees of the Portfolio, or by the Adviser.

     The expenses of the Portfolio include the compensation of the Trustees who are not affiliated with the Adviser, Subadviser or Sector Advisers; registration fees; membership dues allocable to the Portfolio; fees and expenses of independent accountants, and any transfer agent or accountant of the Portfolio; insurance premiums and other miscellaneous expenses.

     Expenses of the Portfolio also include all fees under its Accounting and Administrative Service Agreement; the expenses connected with the execution, recording and settlement of security transactions, fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; expenses of meetings of investors and Trustees; the advisory fees payable to the Adviser, Subadviser and Sector Advisers under the investment advisory contracts and other miscellaneous expenses.

     The Adviser earns an annual fee, payable in monthly installments, at the rate of 1% of the first $50 million, 0.75% of the next $50 million, and 0.60% in excess of $100 million, of the Portfolio's average net assets. The Adviser will receive 70% and the Subadviser 30% of the fee payable with respect to the net assets of the Portfolio upon effectiveness of the subadvisory arrangement; then the Adviser will receive 30% and the Subadviser 70% of the fee attributable to any additional net assets of the Portfolio up to an amount of net assets equal to the net assets upon effectiveness of the subadvisory arrangement, then the Adviser and the Subadviser will share equally the fee attributable to any additional net assets of the Portfolio up to $50 million of the net assets. With respect to net assets of more than $50 million and less than $100 million, the applicable fees of 0.75% will be shared such that the Adviser would receive 0.35% and the Subadviser 0.40%. For net assets of $100 million and more, the applicable 0.60% fee will be shared such that the Adviser will receive 0.25% and the Subadviser 0.35%.


     For the year ended December 31, 2001, the Growth Stock Portfolio paid fees to the Adviser totaling $470,064($613,585 in 2000; $570,139 in 1999).

     Meeder Asset Management, Inc. was incorporated in Ohio on February 1, 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial, which is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. The Adviser's officers and directors are as set forth as follows: Robert
S. Meeder, Sr. Chairman and Sole Director; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; Robert S. Meeder, Jr., President; David M. Rose, Chief Operating Officer; Michael J. Sullivan of Vice President, Sales and Marketing; and Wesley F. Hoag, Vice President, Secretary and General Counsel. Mr. Robert S. Meeder, Sr. is President and a Trustee of the Portfolio. Each of Donald F. Meederand Wesley F. Hoag is an officer of the Portfolio. Mr. Robert S. Meeder Jr. is Trustee and officer of the Portfolio.

INVESTMENT SUBADVISER
---------------------

     Sector Capital Management L.L.C. serves as the Portfolio's subadviser. The Subadviser is a Georgia limited liability company. William L. Gurner and John K. Donaldson control the Subadviser. Messrs. Gurner and Donaldson are Managers and Members of the Subadviser. The Subadviser's officers are as set forth as follows: William L. Gurner, President and Administrator; George S. Kirk, Director, Sales and Marketing; and Kenneth L. Riffle, Director, Client Relations. The Investment Subadvisory Agreement provides that the Subadviser shall furnish investment advisory services in connection with the management of the Portfolio. The Portfolio and the Adviser have entered into an Investment Subadvisory Agreement with the Subadviser which, in turn, has entered into a investment sub-subadvisory agreement with each of the Sector Advisers selected for the Portfolio. Under the Investment Subadvisory Agreement, the Subadviser is required to (i) supervise the general management and investment of the assets and securities portfolio of the Portfolio; (ii) provide overall investment programs and strategies for the Portfolio and (iii) select Sector Advisers for the Portfolio, except as otherwise provided, allocate the Portfolio's assets among such Sector Advisers. The Subadviser is obligated to keep certain books and records of the Portfolio. The Adviser continues to have responsibility for all investment advisory services pursuant to the Investment Advisory Agreement and supervises the Subadviser's performance of such services. Under the Investment Subadvisory Agreement, the Adviser pays the Subadviser an investment advisory fee in an amount described above under "Investment Adviser and Adviser."

     The Subadviser may invest the Portfolio's assets in financial futures contracts and related options.

     The Investment Subadvisory Agreement provides that the Subadviser will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Portfolio, except a loss resulting from misfeasance, bad faith, gross negligence or reckless disregard of duty. The Investment Subadvisory Agreement provides that it will terminate automatically if assigned, and that it may be terminated without penalty to the Fund or the Portfolio by the Adviser, the Trustees of the Portfolio or by the vote of a majority of the outstanding voting securities of the Portfolio upon not less than 30 days written notice. The Investment Subadvisory Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Investment Subadvisory Agreement was approved by the Board of Trustees of the Portfolio, including all of the Trustees who are not parties to the contract or "interested persons" of any such party, and by the shareholders of the Portfolio.

INVESTMENT SUB-SUBADVISERS
--------------------------

     Except as otherwise described above under "Adviser" and "Investment Subadviser", the assets of the Portfolio are managed by asset managers (each a "Sector Manager" and collectively, the "Sector Managers") selected by the Subadviser, subject to the review and approval of the Trustees of the Portfolio. The Subadviser recommends, to the Trustees of the Portfolio, Sector Advisers for each industry sector based upon its continuing quantitative and qualitative evaluation of the Sector Advisers' skills in managing assets pursuant to specific investment styles and strategies. The Portfolio has received an exemptive order from the SEC permitting the Subadviser, subject to certain conditions, to enter into sub-subadvisory agreements with Sector Advisers approved by the Trustees of the Portfolio but without the requirement of shareholder approval. At a meeting held on December 20, 1996, the investors of the Portfolio approved the operation of the Portfolio in this manner. Pursuant to the terms of the exemptive order, the Subadviser is to be able, subject to the approval of the Trustees of the Portfolio, but without shareholder approval, to employ new Sector Advisers for the Portfolio. Although shareholder approval will not be required for the termination of sub-subadvisory agreements, shareholders of the Portfolio will continue to have the right to terminate such agreements for the Portfolio at any time by a vote of a majority of outstanding voting securities of the Portfolio.

     Except as otherwise provided under "General Description of Registrant" in Part A attached hereto, the assets of the Portfolio are allocated by the Subadviser among the Sector Advisers selected for the Portfolio. Each Sector Adviser has discretion, subject to oversight by the Trustees and the Subadviser, to purchase and sell portfolio assets, consistent with the Portfolio's investment objectives, policies and restrictions. For its services, the Subadviser receives a management fee from the Adviser. A part of the fee paid to the Subadviser is used by the Subadviser to pay the advisory fees of the Sector Advisers. Each Sector Adviser is paid a fee for its investment advisory services that is computed daily and paid monthly based on the value of the average net assets of the Portfolio assigned by the Subadvisor to the Sector Adviser at an annual rate equal to .25%.

     The Investment Sub-subadvisory Agreements provide that the Sector Advisers will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Portfolio, except a loss resulting from misfeasance, bad faith, gross negligence or reckless disregard of duty. The Investment Sub-subadvisory Agreements provide that they will terminate automatically if assigned, and that they may be terminated without penalty to the Fund or the Portfolio by the Subadviser, the Trustees of the Portfolio or by the vote of a majority of the outstanding voting securities of the Portfolio upon not less than 15 days written notice. The Investment Sub-subadvisory Agreements will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Investment Sub-subadvisory Agreements were approved by the Board of Trustees of the Portfolio, including all of the Trustees who are not parties to the contract or "interested persons" of any such party, and by the shareholders of the Portfolio.

     A Sector Adviser may also serve as a discretionary or non-discretionary investment adviser to management or advisory accounts unrelated in any manner to the Portfolio or its affiliates. The investment subadvisory agreements among the Sector Advisers, the Portfolio and the Subadviser require fair and equitable treatment to the Portfolio in the selection of the Portfolio investments and the allocation of investment opportunities, but does not obligate the Sector Advisers to give the Portfolio exclusive or preferential treatment.

     Although the Sector Advisers make investment decisions for the Portfolio independent of those for their other clients, it is likely that similar investment decisions will be made from time to time. When the Portfolio and another client of a Sector Adviser are simultaneously engaged in the purchase or sale of the same security, the transactions are, to the extent feasible and practicable, averaged as to price and allocated as to amount between the Portfolio and the other client(s). In specific cases, this system could have detrimental effect on the price or volume of the security to be purchased or sold, as far as the Portfolio is concerned. However, the Trustees of the Portfolio believe, over time, that coordination and the ability to participate in volume transactions should be to the benefit of the Portfolio.

     Listed below are the Sector Advisers selected by the Subadviser to invest certain of the Portfolio's assets:


     MILLER/HOWARD INVESTMENTS, INC. serves as sector adviser to the transportation sector of the Growth Stock Portfolio. Miller/Howard is a registered investment adviser that has been providing investment services to broker-dealers, investment advisers, employee benefit plans, endowment portfolios, foundations and other institutions and individuals since 1984. As of December 31, 2001, Miller/Howard managed approximately $357 million in assets. Lowell G. Miller, President and Chief Investment Officer of Miller/Howard, controls Miller\Howard through stock ownership. Mr. Miller is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Miller/Howard. Mr. Miller has been associated with Miller/Howard since 1984. Miller/Howard is also the subadviser to the Utilities Stock Portfolio, a corresponding portfolio to The Flex-funds' Total Return Utilities Fund and the Meeder Advisor Funds' Utility Growth Fund. Miller/Howard's principal executive offices are located at 324 Upper Byrdcliffe Road, Post Office Box 549, Woodstock, New York 12498.

     W. H. REAVES & COMPANY, INC. serves as sector adviser to the utilities sector of the Growth Stock Portfolio. Reaves is a registered investment adviser that has been providing investment services to employee benefit plans, endowment portfolios, foundations and other institutions and individuals since 1977. As of December 31, 2001, Reaves managed approximately $1.2 billion in assets. W. H. Reaves, President and Chief Investment Officer, and Mark D. Luftig, Executive Vice President, are the portfolio managers primarily responsible for the day-to-day management of the assets of the Growth Stock Portfolio allocated to Reaves. Mr. Reaves, the founder of W. H. Reaves & Company, Inc., has over 50 years of investment experience and serves as portfolio manager and utility analyst. Mr. Luftig, with over 30 years of investment experience, has been with Reaves since 1995 and serves as a portfolio manager and utility analyst. Reaves' principal executive offices are located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. serves as sector adviser to the consumer durable and non-durable sectors of the Growth Stock Portfolio. Barrow is a registered investment adviser that has been providing investment services to banks; investment companies; pension and profit sharing plans; charitable organizations and corporations since 1979. As of December 31, 2001, Barrow managed approximately $28.6 billion in assets. Jane Gilday, CFA, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Barrow. Ms. Gilday has served as a portfolio manager and Principal for Barrow since January 1998. From 1993 to January 1998, Ms. Gilday served as a securities analyst at Hancock Institutional Equity Services and Advest Inc. Barrow's principal executive offices are located at 3232 McKinney Avenue, 15th Floor, Dallas, Texas 75204-2429.

     THE MITCHELL GROUP, INC. serves as sector adviser to the energy sector of the Growth Stock Portfolio. The Mitchell Group is a registered investment adviser that has been providing investment services to individuals, banks, investment companies, pension and profit sharing plans, charitable organizations, corporations and other institutions since 1989. As of December 31, 2001, The Mitchell Group held discretionary authority over approximately $404 million in assets. Rodney Mitchell, who has served as President, Chief Executive Officer, and Chief Financial Officer of The Mitchell Group since 1989, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to The Mitchell Group. The Mitchell Group's principal executive offices are located at 1100 Louisiana, #4810, Houston, Texas 77002.

     ASHLAND MANAGEMENT INCORPORATED serves as sector adviser to the goods and services sector of the Growth Stock Portfolio. Ashland is a registered investment adviser that has been providing investment services to individuals, pension and profit sharing plans, charitable organizations, corporations and other institutions since 1975. As of December 31, 2001, Ashland managed approximately $2 billion in assets. Terence J. McLaughlin, Chief Investment Officer of Ashland, and Deborah C. Ohl, a Vice President and Portfolio Manager, are the portfolio managers primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Ashland.

Mr. McLaughlin has been a Portfolio Manager for Ashland since 1984. Ms. Ohl has been employed by Ashland since August 1992 and has served as a Portfolio Manager for Ashland since 1993. Ashland's principal executive offices are located at One Battery Park Plaza, New York, New York 10004.

     MATRIX ASSET ADVISORS, INC. serves as sector adviser to the financial sector of the Growth Stock Portfolio. Matrix is a registered investment adviser that has provided investment management services to individuals, pension and profit sharing plans, trusts, charitable organizations and corporations since 1986. As of December 31, 2001, the firm managed approximately $763 million in assets. David A. Katz is the portfolio manager primarily responsible for the day to day management of those assets of the Growth Stock Portfolio allocated to Matrix. Mr. Katz, a co-founder of Matrix, is the President of the firm and has served as its Chief Investment Officer since the firm's inception. Matrix's executive offices are located at 747 Third Avenue, 31st Floor, New York, New York 10017.

     DRESDNER RCM GLOBAL INVESTORS, L.L.C. (formerly RCM Capital Management, L.L.C.) serves as sector adviser to the technology sector of the Growth Stock Portfolio. Dresdner RCM is a registered investment adviser that provides investment services to institutional and individual clients and registered investment companies. Dresdner RCM was established in April 1996 as the successor to the business and operations of RCM Capital Management, a California Limited Partnership that, with its predecessors, has been in operation since 1970. As of December 31, 2001, Dresdner RCM had approximately $40.5 billion under management and advice in San Francisco and an additional $21.8 billion by affiliates in London, Hong Kong, and San Diego. Walter C. Price and Huachen Chen, each Principals of Dresdner RCM, are the portfolio managers primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Dresdner RCM. Messrs. Price and Chen have managed equity portfolios on behalf of Dresdner RCM since 1985. Dresdner RCM's principal executive offices are located at Four Embarcadero Center, San Francisco, CA 94111.

     ALLIANCE CAPITAL MANAGEMENT L.P. serves as sector adviser to the health sector of the Growth Stock Portfolio. Alliance, a registered investment adviser, is an international investment manager supervising client accounts with assets as of December 31, 2001 totaling approximately $455billion. Alliance provides investment services primarily to corporate employee benefit funds, public employee retirement systems, investment companies, foundations, and endowment funds. Raphael L. Edelman, Senior Vice President of Alliance, is the portfolio manager primarily responsible for the day-to-day management of those assets of the Growth Stock Portfolio allocated to Alliance. Mr. Edelman, who has 18 years of investment experience, joined Alliance's research department in 1986 as an analyst after working two years as a manager in Alliance's mutual fund division. Alliance's principal executive offices are located at 1345 Avenue of the Americas, New York, NY 10105.

                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

                                    CUSTODIAN


     Pursuant to a Custody Agreement, U.S. Bank, N.A., Cincinnati, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.


                              INDEPENDENT AUDITORS


     KPMG LLP, 191 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

     All orders for the purchase or sale of portfolio securities are placed on behalf of the Portfolio by the Adviser, Subadviser or Sector Advisers pursuant to authority contained in the investment advisory agreement, investment Subadvisory agreement and investment sub-subadvisory agreements. The Adviser, Subadviser and Sector Advisers are also responsible for the placement of transaction orders for accounts for which they or their affiliates act as investment adviser. In selecting broker-dealers, subject to applicable limitations of the federal securities laws, the Adviser, Subadviser and Sector Advisers consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security to be purchased and sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer firm; the broker-dealer's execution services rendered on a continuing basis; the reasonableness of any commissions, and arrangements for payment of Portfolio expenses.

     The Portfolio may execute portfolio transactions with broker-dealers who provide research and execution services to the Portfolio or other accounts over which the Adviser, Subadviser or Sector Advisers or their affiliates exercise investment discretion. Such services may include advice concerning the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or the purchasers or sellers of securities; furnishing analyses and reports concerning issuers industries, securities, economic factors and trends, portfolio strategy, and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). The selection of such broker-dealers generally is made by the Adviser, Subadviser and Sector Advisers (to the extent possible consistent with execution considerations) in accordance with a ranking of broker-dealers determined periodically by the Adviser, Subadviser and Sector Advisers' investment staffs based upon the quality of research and execution services provided.

     The receipt of research from broker-dealers that execute transactions on behalf of the Portfolio may be useful to the Adviser, Subadviser and Sector Advisers in rendering investment management services to the Portfolio or their other clients, and conversely, such research provided by broker-dealers who have executed transaction orders on behalf of other Adviser, Subadviser and Sector Advisers' clients may be useful to the Adviser, Subadviser and Sector Advisers in carrying out their obligations to the Portfolio. The receipt of such research is not expected to reduce the Adviser, Subadviser and Sector Advisers' normal independent research activities; however, it enables the Adviser, Subadviser and Sector Advisers to avoid the additional expenses that could be incurred if the Adviser, Subadviser and Sector Advisers tried to develop comparable information through their own efforts.

     Subject to applicable limitations of the federal securities laws, broker-dealers may receive commissions for agency transactions that are in excess of the amount of commissions charged by other broker-dealers in recognition of their research and execution services. In order to cause the Portfolio to pay such higher commissions, the Adviser, Subadviser and/or Sector Advisers must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and research services provided by such executing broker-dealers viewed in terms of a particular transaction or the Adviser, Subadviser and/or Sector Advisers' overall responsibilities to the Portfolio and their other clients. In reaching this determination, the Adviser, Subadviser and/or Sector Advisers will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the compensation should be related to those services.

     The Adviser, Subadviser and Sector Advisers are authorized to use research services provided by and to place portfolio transactions with brokerage firms that have provided assistance in the distribution of shares of the Funds or shares of other Flex-funds funds or Meeder Advisor Funds to the extent permitted by law.

     The Adviser, Subadviser and Sector Advisers may allocate brokerage transactions to broker-dealers who have entered into arrangements with the Adviser, Subadviser and Sector Advisers under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of the Portfolio or the Fund's expenses, such as transfer agent fees of Mutual Funds Service Co. or custodian fees. The transaction quality must, however, be comparable to those of other qualified broker-dealers.

     The Portfolio may effect portfolio transactions with or through the Adviser, Subadviser or Sector Advisers, or their affiliates, when the Adviser, Subadviser or Sector Advisers, as appropriate, determine that the Portfolio will receive the best net price and execution. This standard would allow the Adviser, Subadviser or Sector Advisers, or their affiliates, to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction.

     The Trustees of the Portfolio periodically review the Adviser, Subadviser and Sector Advisers' performance of their responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the commissions paid by the Portfolio over representative periods of time to determine if they are reasonable in relation to the benefits to the Portfolio.

     From time to time, the Trustees of the Portfolio will review whether the recapture for the benefit of the Portfolio of some portion of the brokerage commissions or similar fees paid by the Portfolio on portfolio transactions is legally permissible and advisable.

     The Portfolio seeks to recapture soliciting broker-dealer fees on the tender of portfolio securities, but at present no other recapture arrangements are in effect. The Trustees of the Portfolio intend to continue to review whether recapture opportunities are available and are legally permissible and, if so, to determine in the exercise of their business judgment, whether it would be advisable for the Portfolio to seek such recapture.

     Although the Trustees and officers of the Portfolio are substantially the same as those of other portfolios managed by the Adviser, investment decisions for the Portfolio are made independently from those of other portfolios managed by the Adviser or accounts managed by affiliates of the Adviser. It sometimes happens that the same security is held in the portfolio of more than one of these funds or accounts. Simultaneous transactions are inevitable when several portfolios are managed by the same investment adviser, particularly when the same security is suitable for the investment objective of more than one portfolio.


     When two or more portfolios are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by the officers of the portfolios involved to be equitable to each portfolio. In some cases this system could have a detrimental effect on the price or value of the security as far as the Portfolio is concerned. In other cases, however, the ability of the Portfolio to participate in volume transactions will produce better executions and prices for the Portfolio. It is the current opinion of the Trustees of the Portfolio that the desirability of retaining the Adviser as investment adviser to the Portfolio outweighs any disadvantages that may be said to exist from exposure to simultaneous transactions. During the fiscal year from January 1, 2001 to December 31, 2001, the Growth Stock Portfolio paid total commissions of $66,524 ($82,179 in 2000; $67,629 in 1999) on the purchase and sale of common stocks. Brokerage commissions paid on the purchases and sales by the Portfolio of futures and option contracts for the year ended December 31, 2001 were $1,050.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the

Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 4:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. (As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays (or days on which such holiday is observed): New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     Securities owned by the Portfolio and listed or traded on any national securities exchange are valued at each closing of the N.Y.S.E. on the basis of the last sale on such exchange each day that the exchange is open for business. If there is no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; i.e., at the settlement price of a closing contract or at the asked quotation for such a contract if there is no sale. Money market instruments having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.
-----------------------

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------


     The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2001. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23.  EXHIBITS
------------------

    *(a)  Declaration of Trust of the Registrant.

    *(b)  By-Laws of the Registrant.

     (c)  Not applicable.

    *(d)  (1)  Form of Investment  Advisory Agreement between the Registrant and
               Meeder Asset Management, Inc.

          **(2)Form of Investment  Subadvisory  Agreement  among the Registrant,
               Meeder  Asset  Management,  Inc. and Sector  Capital  Management,
               L.L.C.

          **(3)Form  of   Investment   Sub-subadvisory   Agreement   among   the
               Registrant, Sector Capital Management, L.L.C. and each of the Sub-subadvisors.

    *(e) Form of Exclusive Placement Agent Agreement between the Registrant and Signature Broker-Dealer Services, Inc.

 ****(f)  Deferred Compensation Plan for independent Trustees.

  ***(g) Form of Custody Agreement between the Registrant and Firstar, N.A., Cincinnati.

  ***(h)  (1)  Form of  Administration  Agreement  between  the  Registrant  and
               Mutual Funds Service Co.

          (2) Form of Accounting Services Agreement between the Registrant and Mutual Funds Service Co.

     (i)  Not applicable.

     (j)  Consent of KPMG LLP, Independent Auditors, is filed herewith.

     (k)  Not applicable.

  ***(l)  Investment representation letters of initial investors.

     (m)  Not applicable.

     (n)  Not applicable.

     (o)  Not applicable.

 ****(p) Codes of Ethics for the Portfolio, Meeder Financial and Meeder Asset Management, Inc.

-------------------

   * Filed April 30, 1992 and incorporated herein by reference.

  ** Filed April 29, 1997 and incorporated herein by reference.

 *** Filed June 8, 1992 and incorporated herein by reference.

**** Filed April 28, 2000 and incorporated herein by reference.

                                       C1

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

     Not  applicable.

ITEM 25. INDEMNIFICATION.

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to Registrant's initial Registration Statement on April 30, 1992.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
--------------------------------------------------------------

     Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

Meeder Asset Management, Inc.                        6000 Memorial Drive
  (investment adviser)                               Dublin, OH  43017

Mutual Funds Service Co.                             6000 Memorial Drive
   (transfer and accounting                          Dublin, OH  43017
     services agent)

U.S. Bank, N.A., Cincinnati                          425 Walnut Street
  (custodian)                                        Cincinnati, OH  45202

ITEM 29.  MANAGEMENT SERVICES.
------------------------------

     Not applicable.

ITEM 30.  UNDERTAKINGS.
-----------------------

     Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 30th day of April, 2002.


                                        GROWTH STOCK PORTFOLIO


                                        By /s/ Wesley F. Hoag
                                           -------------------------
                                           Wesley F. Hoag
                                           Vice President